UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)
Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On March 23, 2006, Cash Systems, Inc., a Delaware corporation (the “Company”), entered into an employment agreement (the “Agreement”) with Andrew Cashin in connection with Mr. Cashin’s appointment as Executive Vice President and Chief Financial Officer of the Company. The Agreement provides that Mr. Cashin will receive a base annual salary of $250,000, a one-time grant of 50,000 shares of restricted stock vesting in three equal annual installments, such bonus compensation as determined by the Company’s Board of Directors, no less than four weeks paid annual vacation, and reimbursement for any and all ordinary and necessary business expenses that he reasonably incurs in connection with the business of the Company. Mr. Cashin will also be entitled to participate in any accident insurance, life insurance, long-term disability insurance, short-term disability insurance, hospitalization and other employee benefit plans of the Company that are generally available to the Company’s other executive officers. The Agreement will expire on March 22, 2009, unless sooner terminated or extended. In the event that the Company terminates Mr. Cashin’s employment without cause prior to the expiration of the Agreement, Mr. Cashin will be entitled to base compensation, bonus compensation and benefits through the end of the term of the Agreement.
     The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 23, 2006, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, announcing that Mr. Cashin had been named Executive Vice President and Chief Financial Officer of the Company.
     Prior to joining the Company, Mr. Cashin, 41, was employed as a Senior Vice President of Bally Gaming, a principal business unit of Bally Technologies, Inc. (formerly known as Alliance Gaming Corporation), which is a worldwide leader in designing, manufacturing and distributing traditional and nontraditional gaming machines. As Senior Vice President of Bally Gaming, Mr. Cashin was responsible for oversight of Bally Gaming’s various business lines, including game sales and game operations. Prior to serving in that capacity, Mr. Cashin was employed as Vice President of Finance and Information Technology of Bally Gaming, where he was responsible for the daily oversight of Bally Gaming’s finance department. Prior to that, Mr. Cashin was the Western Regional Brand Operations Manager at Harrah’s Entertainment, Inc. Mr. Cashin began his professional career as an accountant with Arthur Anderson & Co.
     Mr. Cashin replaces Christopher D. Larson who has served as the Company’s Interim Chief Financial Officer since February 21, 2006. Mr. Larson will continue to serve as a director, Executive Vice President and Chief Operating Officer of the Company.
Item 9.01 Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Executive Employment Agreement dated March 23, 2006 between Cash Systems, Inc. and Andrew Cashin.
99.1	Press release dated March 23, 2006 announcing the appointment of Andrew Cashin as Executive Vice President and Chief Financial Officer of Cash Systems, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: March 29, 2006	By:	/s/ Michael D. Rumbolz
	Name:	Michael D. Rumbolz
	Title:	Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Executive Employment Agreement dated March 23, 2006 between Cash Systems, Inc. and Andrew Cashin.
99.1	Press release dated March 23, 2006 announcing the appointment of Andrew Cashin as Executive Vice President and Chief Financial Officer of Cash Systems, Inc.

5